Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-144135) of L3 Technologies, Inc. of our report dated June 26, 2017 relating to the statement of net assets available for benefits of the Aviation Communication & Surveillance Systems 401(k) Plan, as of December 31, 2016, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 21, 2018